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                                                                  EXHIBIT 12.1


                 SC International Services, Inc and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
 (Unaudited with respect to the nine months ended September 30, 1996 and 1997)

                             (Dollars in Thousands)


                                                     Year Ended December 31,                    Nine Months Ended September 30,
                                     ----------------------------------------------------------    -------------------------
                                       1992        1993        1994        1995         1996         1996         1997
                                     ---------   ---------   ---------   ---------    ---------    ---------    ---------
Fixed charges:
    Interest expense                     8,223       6,703       5,748         N/A          N/A          N/A       39,589
    Implicit interest in rent           11,344      10,629      11,000         N/A          N/A          N/A       22,125
                                     ---------   ---------   ---------   ---------    ---------    ---------    ---------
    Total fixed charges                 19,567      17,332      16,748         N/A          N/A          N/A       61,714
                                     =========   =========   =========   =========    =========    =========    =========


Earnings:
    Earnings before provision for
     income taxes                        5,657      20,608      36,590     (22,569)     (10,621)     (13,445)      14,098
    Fixed charges                       19,567      17,332      16,748         N/A          N/A          N/A       61,714
                                     ---------   ---------   ---------   ---------    ---------    ---------    ---------

    Earnings, as defined                25,224      37,940      53,338         N/A          N/A          N/A       75,812
                                     =========   =========   =========   =========    =========    =========    =========

Ratio of earnings to fixed charges         1.3         2.2         3.2         N/A          N/A          N/A          1.2
                                     =========   =========   =========   =========    =========    =========    =========

Deficiency of earnings                     N/A         N/A         N/A     (22,569)     (10,621)     (13,445)         N/A
                                     =========   =========   =========   =========    =========    =========    =========